                          PRELIMINARY CONSENT STATEMENT

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                    INFORMATION REQUIRED IN CONSENT STATEMENT

                            SCHEDULE 14A INFORMATION

               Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]      Preliminary Consent Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Consent Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


       NUWEB SOLUTIONS, INC. (FORMERLY KNOWN AS THE CONTINUUM GROUP, INC.)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        PERFORMANCE CAPITAL INVESTMENTS L.L.C., MICHAEL WAINSTEIN, ESQ.,
                           AND ROBERT L. FROME, ESQ.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1. Title of each class of securities to which transaction applies:


                  --------------------------------------------------------------

         2.       Aggregate number of securities to which transaction applies:


                  --------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  --------------------------------------------------------------

         4        Proposed maximum aggregate value of transaction:


                  --------------------------------------------------------------

         5        Total fee paid:


                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:


                  --------------------------------------------------------------

         2.       Form, Schedule or Registration Statement No.:



                  --------------------------------------------------------------

         3        Filing Party:


                  --------------------------------------------------------------

         4.       Date Filed:


                  --------------------------------------------------------------

                     Performance Capital Investments L.L.C.
                            6044 Rossmoor Lakes Court
                          Boynton Beach, Florida 33437
                            Telephone: (561) 733-2823
                            Facsimile: (305) 373-3739

                                                              November __, 2000



Dear NUWEB Solutions, Inc. Stockholders:

         Through the attached Consent Statement, we are asking you to assist Michael Wainstein, Robert L. Frome and Performance Capital Investments L.L.C. to replace the Board of Directors of NUWEB Solutions, Inc. (formerly known as The Continuum Group, Inc.) with the three persons listed in the Consent Statement. We strongly urge all NUWEB stockholders to express their consent to do so by marking, signing and dating the enclosed WHITE consent card and returning it via facsimile to (305) 373-3739, and via mail in the enclosed, postage-paid envelope, to Performance Capital Investments L.L.C. as set forth in the Consent Statement.

         Only stockholders of record at the close of business on November __, 2000, are entitled to vote in connection with this consent solicitation. If you were a stockholder of record on November __, 2000, but subsequently sold your stock, you still retain your voting rights.

         Please sign and return your consent cards today and in no case, later than ____, January ___, 2001. If you have questions please feel free to call Michael Wainstein at (212) 755-1222 or me at (561) 733-2823.

                                                              Sincerely,


                                                              Bernard M. Marcus
                                                              Managing Member

                                    IMPORTANT

1. If your shares of NUWEB Common Stock are held in your own name, please sign and date the enclosed WHITE consent card and then send it via facsimile to (305) 373-3739, and mail it to Performance Capital Investments L.L.C., in the postage-paid envelope provided.

2. If your shares of NUWEB Common Stock are held in "street name," only your broker or bank can execute a consent with respect to your shares and only upon receipt of your specific instructions. Accordingly, you should deliver the enclosed WHITE consent card to your broker or bank, contact the person responsible for your account and give instructions for signing the WHITE consent card representing your shares. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Performance Capital Investments L.L.C., so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any assistance in executing your consent, please call:

    Performance Capital Investments L.L.C.                 Michael Wainstein
           6044 Rossmoor Lakes Court                        505 Park Avenue
         Boynton Beach, Florida 33437                  New York, New York 10022
          Telephone:  (561) 733-2823                  Telephone:  (212) 755-1222

                    PRELIMINARY COPY - SUBJECT TO COMPLETION,
                             DATED NOVEMBER __, 2000

                                CONSENT STATEMENT
                                       OF
                     PERFORMANCE CAPITAL INVESTMENTS L.L.C.,
                      MICHAEL WAINSTEIN AND ROBERT L. FROME

                                     GENERAL

         Performance Capital Investments L.L.C., a Delaware limited liability company ("PCI"), Michael Wainstein and Robert L. Frome (collectively, the "Participants") are furnishing this Consent Statement and form of written consent in connection with their solicitation of written consents from the holders of common stock, par value $0.015 per share (the "Common Stock") of NUWEB Solutions, Inc. (formerly known as The Continuum Group, Inc.), a Delaware corporation ("NUWEB), to take the following actions, in the order set forth below, without the necessity of a meeting of NUWEB's stockholders, as authorized by Delaware law:

         1. Eliminate ARTICLE II, Section 3, of the Bylaws of NUWEB thereby permitting the stockholders, as well as the Board of Directors, to fill vacancies on the Board;

         2.       Remove the existing members of NUWEB's Board of Directors;

         3. Fix the number of persons constituting the Board of Directors of NUWEB at three persons; and

         4. Elect the following nominees, Bernard M. Marcus, Michael A. Ciccoricco and Anthony T. Ottaviano (collectively, the "Nominees") as directors of NUWEB to serve until their respective successors are duly elected and qualified.

         All of the foregoing actions (collectively, the "Proposals") are designed to permit the Participants to replace the persons constituting the Board of Directors of NUWEB with the Nominees as described herein. The Participants ask that you express your consent to the Proposals by marking, signing and dating the enclosed WHITE consent card and returning it via facsimile to (305) 373-3739 and via mail in the enclosed, postage-paid envelope to the Participants in accordance with the instructions set forth below.

         The Proposals will become effective when properly completed, unrevoked consents are signed by the holders of record on the Record Date (as defined below) of a majority of the shares of Common Stock then outstanding and such consents are delivered to NUWEB on or before ___, January __, 2001 (the "Effective Date"). See "Consent Procedure." Accordingly, holders of record on the Record Date are urged to execute and return a consent to the Participants no later than ____, January__, 2001, to ensure delivery on the Effective Date. Additionally, because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the outstanding shares of Common Stock, the failure to execute and timely return a consent will have the same effect as voting against the Proposals.

         The effectiveness of the consents is conditioned on the receipt of approval of all of the Proposals. Consequently, if all of the Proposals are not approved, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal.

         THIS CONSENT SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE CURRENT BOARD OF DIRECTORS OF NUWEB.

         The record date for this Consent Statement is November __, 2000 (the "Record Date"). Stockholders who sold shares of Common Stock subsequent to November ___, 2000, still retain their voting rights with respect to such shares. This Consent Statement and the enclosed WHITE consent card are first being furnished to NUWEB's stockholders on or about November ___, 2000.

         Certain information regarding consent procedures is found beginning on page 6.

         The Participants recommend that you consent to each of the Proposals. The information contained in this Consent Statement includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "believes," "intends," "expects" and similar words and phrases. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such factors include, among others, new or different circumstances resulting in a change in the current intentions of the Nominees. Given these uncertainties, prospective investors are cautioned not to attribute undue certainty to such forward-looking statements. The Participants disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. The Participants urge you to read this entire Consent Statement carefully.

                      REASONS FOR THE CONSENT SOLICITATION

         The Participants are soliciting consents to the Proposals to replace the Board of Directors of NUWEB with directors that the Participants believe will be more effective in directing the business and affairs of NUWEB.

                                  THE PROPOSALS

         This Consent Statement and the accompanying form of written consent are being furnished to the NUWEB stockholders in connection with the Participants' solicitation from such stockholders of written consents to take the following actions without the necessity of a stockholders' meeting, as permitted by Delaware law:

PROPOSAL NO. 1. PROPOSAL TO AMEND BYLAWS.

         Article II, Section 3, of the Bylaws of NUWEB currently provides that a vacancy on the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors. Proposal No. 1 provides for the deletion of Article II, Section 3, of the Bylaws of NUWEB thereby permitting the stockholders, as well as the Board of Directors to fill vacancies on the Board. Proposal No. 1 reads as follows:

                  "RESOLVED, that Article II, Section 3, of the Company's Bylaws be and hereby is deleted in its entirety."

PROPOSAL NO. 2. PROPOSAL TO REMOVE ALL DIRECTORS.

         Proposal No. 2 provides for the removal of all of NUWEB's current directors. NUWEB's current directors are Andrew Chandler, Bernard M. Marcus and Darren Rosenthal. Although NUWEB has issued a press release indicating that Mr. Marcus has resigned, Mr. Marcus did not resign. In order to avoid any confusion, the Participants propose to remove every member of the Board of Directors of NUWEB and then to reappoint Mr. Marcus and appoint the other Nominees. Proposal No 2 reads as follows:

                  "RESOLVED, that each and every member of the Company's Board of Directors is hereby removed from office effective immediately and without cause."

PROPOSAL NO. 3. PROPOSAL TO FIX THE BOARD OF DIRECTORS AT THREE MEMBERS.

         ARTICLE II, Section 2, of the Bylaws currently provides that NUWEB's Board of Directors shall consist of at least one director, with the number of directors to be fixed from time to time by action of the stockholders or of the Board of Directors, or, if the number is not fixed, the number shall be three. Proposal No. 3 provides for a resolution to fix the numbers of directors of NUWEB at three. Proposal No. 3 reads as follows:

                  "RESOLVED, that the number of directors constituting the Company's Board of Directors shall be three."

PROPOSAL NO. 4. PROPOSAL TO ELECT DIRECTORS.

         Proposal No. 4 provides for the election as directors of NUWEB of the three Nominees named below, each of whom has consented to being named herein to serve as a director, if elected, and until his successor has been elected and qualified. The purpose of Participants in seeking to elect the Nominees to the NUWEB's Board of Directors is to replace the Board of Directors of NUWEB with directors that the Participants believe will be more effective in directing the business and affairs of NUWEB. If elected, the Nominees would be responsible for managing the business and affairs of NUWEB and each director of NUWEB has an obligation under Delaware law to discharge his duties as a director on an informed basis, in good faith, with the care an ordinarily careful and prudent person in a like position would exercise under similar circumstances and in a manner the director honestly believes to be in the best interests of NUWEB. In this connection, circumstances may arise in which the interests of one or more of the Participants, on the one hand, and the interests of other stockholders of NUWEB, on the other hand, may differ. In any such case, the Nominees intend to discharge fully the obligations owing to NUWEB and its stockholders under Delaware law. Although none of the Participants has any reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees is not available for election, the persons named on the WHITE consent card will vote for the election of such other nominee or nominees as may be proposed by the Participants. Proposal No. 4 reads as follows:

                  "RESOLVED, that the following persons are hereby elected as directors of the Company to serve until their successors are duly elected and qualified:

                                Bernard M. Marcus
                              Michael A. Ciccoricco
                              Anthony T. Ottaviano"

The following sets forth information about the Nominees:

BERNARD M. MARCUS

         Mr. Marcus has been the Managing Member of PCI from the date of its formation in February 1998 to present. PCI was formed to invest in companies involved in the adult entertainment business on the internet. NUWEB acquired the securities, assets and operations of PCI in May 2000. Upon the closing of such transaction, NUWEB entered into a 3-year employment agreement with Mr. Marcus. For more information about the transaction and the employment agreement, see "Interests of Certain Persons." From 1997 to present, Mr. Marcus has also served as the President of RBG Investments, Inc. ("RBG Investments"), and RBG Management Services, Inc., which are involved in investment banking activities related to the homebuilding industry. From 1980 to 1994, Mr. Marcus was employed by National Partnership Equities, Inc., and National Partnership Investment Corp., most recently as Senior Vice President - National Marketing Director. On September 26, 2000, Mr. Marcus, RBG Investments, which is a member of the National Association of Securities Dealers, Inc., and certain other persons affiliated with RBG Investments entered into a Letter of Acceptance, Waiver and Consent with NASD Regulation, Inc. (the "NASDR"), pursuant to which Mr. Marcus, RBG Investments and the other persons accepted and consented, without admitting or denying the alleged violations, to entry of certain findings by NASDR (the "AWC"). With respect to Mr. Marcus, the AWC concerned findings that in connection with two private placement offerings, RBG Investments withdrew or caused the withdrawal of funds from the account of the issuer before selling the required number of units in bona fide transactions, failed to properly escrow funds for sales and, in one offering, deposited funds net of commissions. Mr. Marcus, by his actions, was found to have violated SEC Rule 10b-9 and NASD Conduct Rule 2110. Pursuant to the AWC, Mr. Marcus, RBG Investments and the other persons were subjected to a joint and several $10,000 fine and Mr. Marcus was subject to a 60-calendar day suspension from association with any member of the NASD in any capacity. Mr. Marcus is 52 years of age.

MICHAEL A. CICCORICCO

         Since 1997, Mr. Ciccoricco has provided consulting services for the hospitality industry, primarily in connection with the development and opening of nightclubs in New York, New York. From 1995 to 1997, Mr. Ciccoricco served as Chief Executive Officer and Co-Owner of Wireless USA, Inc., a telecommunications/marketing company. Mr. Ciccoricco is 29 years of age.

ANTHONY T. OTTAVIANO

         Mr. Ottaviano has been a sole practitioner in New York, New York, since May 2000. From November 1998 to May 2000, Mr. Ottaviano was an associate with Flomenhast, Cannata, LLP. From July 1997 to November 1998, Mr. Ottaviano was a contract attorney with various law firms. Mr. Ottaviano graduated from the New York Law School in May 1997. Mr. Ottaviano is 32 years of age.

         See "Security Ownership of the Participants, Certain Beneficial Owners, Directors and Management of Common Stock" for information regarding shares of Common Stock owned of record and beneficially by the Nominees and, to the best knowledge of the Participants, by those participating in this solicitation on behalf of the Participants, or any associate of or immediate family member sharing the same household as the foregoing persons.

         Except as otherwise set forth in this Consent Statement, no Nominee or any associate of, or immediate family member sharing the same household as, such Nominee is or within the past year has been a party to any contract, arrangement or understanding with respect to any securities of NUWEB. For additional information, see "Interests of Certain Persons."

EFFECTIVENESS OF PROPOSALS.

         The Proposals will become effective only if properly completed, unrevoked consents are signed by the holders of record on the Record Date of a majority of the shares of Common Stock then outstanding and such consents are delivered to NUWEB on or prior to the Effective Date. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the NUWEB Board of Directors and to the election of each Nominee). See "Consent Procedure."

         Because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the total number of shares of Common Stock then outstanding, the failure to execute and return a consent will have the same effect as voting against the Proposals.

REIMBURSEMENT OF COSTS.

         If the Proposals are adopted, the Participants will request reimbursement from NUWEB for the expenses that the Participants incur in connection with this consent solicitation as more fully described below under "Costs and Method of Consent Solicitation."

PROPOSED ACTION OF NOMINEES.

         If the Proposals are approved, the Participants believe the Nominees currently intend, if elected and subject to their fiduciary duties to NUWEB and its stockholders, to evaluate the business and management of NUWEB and then decide whether to make any changes in management based on such evaluation. The Participants do not believe that the Nominees currently intend to make any changes in the business of NUWEB.

                                CONSENT PROCEDURE

WHAT PROVISIONS OF LAW GOVERN NUWEB IN CONNECTION WITH THE CONSENT SOLICITATION?

         Section 228 of the Delaware General Corporation Law (the "DGCL") states that, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

         NUWEB's Certificate of Incorporation does not prohibit stockholder action by written consent. Accordingly, NUWEB stockholders are permitted to act by consent. However, the written, unrevoked consents of the holders of a majority of the outstanding shares of Common Stock approving all of the Proposals contained in this Consent Statement as of the Record Date must be delivered to NUWEB to effect the actions described in this Consent Statement.

         Section 228 of the DGCL provides that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by Delaware law, written consents signed by a sufficient number of holders to take such action are delivered to the corporation. With respect to this consent solicitation, the 60th day is ____, January __, 2001. Therefore, a sufficient number of consents must be returned to the Participants by _____, January __, 2001, to ensure that the Participants can deliver the consents to NUWEB within the 60-day period required under Delaware law.

         As soon as the Participants have received valid and unrevoked consents representing a majority of the outstanding shares of Common Stock as of the Record Date evidencing approval of all of the Proposals, the Participants will deliver the consents to NUWEB as required by Delaware law. After the Participants deliver the consents, stockholders will be unable to revoke consents.

         PCI will notify all stockholders who have not consented to the actions at such time as PCI has been able to secure the effectiveness of a sufficient number of consents to adopt the Proposals.

WHO IS ENTITLED TO SIGN AND DELIVER CONSENTS?

         Consents may be executed by stockholders of record at the close of business on the Record Date. All stockholders who owned shares of Common Stock at the close of business on the Record Date have the right to consent to the Proposals, even if they have disposed of their shares of Common Stock after the Record Date. As soon as the Participants have received valid and unrevoked consents representing a majority of the outstanding shares of Common Stock from holders of shares of Common Stock as of the Record Date, the Participants, will deliver the consents to NUWEB. After the Participants make that delivery, stockholders will be unable to revoke a consent. The Participants will notify all stockholders who have not consented to the actions at such time as the Participants have been able to secure a sufficient number of consents to adopt the Proposals.

WHAT IS THE RECORD DATE FOR THE CONSENT SOLICITATION?

         November __, 2000, is the Record Date for this Consent Statement.

         Under Section 213 of the DGCL, the board of directors of a corporation may fix a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting. The record date may not precede the date upon which the resolution fixing the record date is adopted by the board of directors and may not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If the board of directors has not fixed a record date, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

         The Board of Directors of NUWEB did not fix a record date in connection with the consents subject to this Consent Statement. On November __, 2000, the Participants delivered to NUWEB a written consent in compliance with Section 213 of the DGCL indicating consent to the Proposals described in this Consent Statement. Accordingly, the Record Date in connection with the consents subject to this Consent Statement is November __, 2000.

HOW MANY SHARES MUST CONSENT TO THE PROPOSALS TO EFFECT THEM?

         Only stockholders of record at the close of business on the Record Date may execute consents. According to information provided by the transfer agent for the Common Stock, as of November __, 2000, NUWEB had 24,722,614 shares of Common Stock issued and outstanding. The Participants are not aware of any change in the number of outstanding shares of Common Stock (i) from the Record Date to November __, 2000; and (ii) since November __, 2000. Each share of Common Stock entitles the record holder thereof to cast one vote. NUWEB's Certificate of Incorporation and Bylaws do not provide for cumulative voting. Assuming that the number of shares of Common Stock outstanding on the Record Date is 24,772,614, the number of consents necessary to approve and adopt the Proposals is 12,361,308.

HOW MANY CONSENTS MUST THE PARTICIPANTS RECEIVE TO APPROVE THE PROPOSALS?

         Each of PCI and Messrs. Wainstein and Frome have executed consents for the shares of Common Stock owned by it or him, as the case may be, representing an aggregate of 6,153,590 shares of Common Stock, in favor of all of the Proposals. Accordingly, based on the information known to the Participants, written consents by stockholders representing an additional 6,207,718 shares of Common Stock, or 25.1 percent of the shares of Common Stock not owned by PCI or Messrs. Wainstein or Frome, will be required to adopt and approve each of the Proposals.

         Because the Participants must timely receive consents from a majority of the outstanding shares of Common Stock in order for the Proposals to be adopted, abstentions, failures to vote, broker non-votes or directions to withhold authority to vote on the WHITE consent card will have the same effect as a "no" vote with respect to this solicitation.

         The delivery by the Participants of consents to NUWEB is conditioned on the receipt of approval of all of the Proposals. Consequently, if all of the Proposals are not approved, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal.

WHEN MUST I RETURN THE CONSENT?

         If you are in favor of the actions the Participants are proposing, you must send the Participants a written consent by ____, January __, 2001. If the Participants do not receive a consent from you by such date, it will be the same as a "no" vote. The Participants, therefore, urge you to mark, sign, date and return the enclosed consent as soon as possible.

WHAT MUST I DO TO CONSENT AND HOW DO I COMPLETE THE CONSENT CARD?

         If you were a holder of shares of Common Stock as of the close of business on the Record Date, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "consent," "consent withheld" or "abstain" box, as applicable, underneath each such Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly via facsimile and in the enclosed postage-paid envelope.

         In addition, you may withhold consent to the removal of any individual member of the Board of Directors of NUWEB or to the election of any individual Nominee by writing such person's name on the consent card. However, the effectiveness of each of the Proposals is subject to, and conditioned upon, the receipt of consents from the holders of record on the Record Date of a majority of the shares of Common Stock then outstanding to, among other things, the removal of each member of the current Board of Directors of NUWEB and to the election of each Nominee.

         If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a consent with respect to your shares of Common Stock and it will do so only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and instruct him or her to vote a WHITE consent card on your behalf today. The Participants urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Participants at the address set forth above so that the Participants will be aware of all instructions given and can attempt to ensure that such instructions are followed.

         If a stockholder who has executed and returned the consent card has failed to check a box marked "Consent," "Consent Withheld" or "Abstain" for any or all of the Proposals, such stockholder consent card will be treated as a consent to such Proposal or Proposals.

         Your consent is important. Please mark, sign and date the enclosed WHITE consent card and send it promptly via facsimile to (305) 373-3739 and via mail in the enclosed postage-paid envelope. Failure to timely return your consent will have the same effect as voting against the Proposals.

         If you have any questions or require any assistance in executing or delivering your consent, please call either Bernard M. Marcus at (561) 733-2823, or Michael Wainstein at (212) 755-1222.

CAN I REVOKE MY CONSENT?

         You can revoke your consent at any time before it becomes effective by submitting a written, dated revocation of such consent or a later dated consent covering the same shares of Common Stock. Your revocation may be in any written form validly signed by the holder of record of the shares of Common Stock related to the consent being revoked and should clearly state that the consent previously given is no longer effective. You must execute and deliver your revocation before the time that the action authorized by the executed consent is taken. You may deliver the revocation to the Participants at the address set forth above.

DO I HAVE APPRAISAL RIGHTS?

         You do not have appraisal rights as a result of this solicitation of consents.

                    COSTS AND METHOD OF CONSENT SOLICITATION

         Written consents may be solicited by mail, advertisement, telephone, facsimile or in person. Banks, brokerage houses and other custodians, nominees and fiduciaries may be requested to forward our solicitation materials to the beneficial owners of the shares of Common Stock they hold of record, and the Participants will reimburse them for their reasonable out-of-pocket expenses. If your shares of Common Stock are registered in your own name, you may mail or fax both sides of your consent card to us at the address or fax number listed below.

         The entire expense of preparing, assembling, printing and mailing this Consent Statement and any other consent soliciting materials and the cost of soliciting consents will be borne by PCI. If the Proposals are approved, the Participants will request reimbursement from NUWEB for these expenses.

                                  PARTICIPANTS

         PCI and Messrs. Wainstein and Frome may be deemed to be a participant in the solicitation of consents described herein. Additionally, the following individuals, each of whom is a Nominee, may be deemed to be participants in this solicitation: Bernard M. Marcus, Michael A. Ciccoricco and Anthony T. Ottaviano.

                          INTERESTS OF CERTAIN PERSONS

         To the knowledge of each of the Participants, other than in connection with the Acquisition (as described below) or as otherwise described below, none of PCI or Messrs. Wainstein or Frome, or any of their associates or other representatives, nor any other person who may be deemed to be a participant in this solicitation of consents, since the beginning of NUWEB's last fiscal year,
(i) has engaged in or has a direct or indirect interest in any transaction or series of similar transactions in which NUWEB or any of its subsidiaries was or is to be a party where the amount involved was in excess of $60,000, (ii) is or was an executive officer of, or owns or owned an equity interest in excess of 10% in any business or professional entity that made payment to or received payments from NUWEB for property or services or that was indebted to NUWEB,
(iii) is or has been a member, partner or executive officer of, or of counsel to, a law firm or investment banking firm that NUWEB has retained or that has performed services to NUWEB, or (iv) has been indebted to NUWEB or its subsidiaries.

         In May 2000, NUWEB acquired substantially all of the assets of PCI and certain other companies in exchange for shares of Common Stock (the "Acquisition"). Also upon the closing, of the Acquisition, Mr. Marcus entered into a 3-year employment agreement with NUWEB, such agreement renewable for successive one-year terms upon the agreement of both partners and providing for annual compensation of one dollar and a percentage of NUWEB's earnings (as determined in accordance with the terms of the Agreement) as follows: (i) $1,200,001 - $1,500,000 - $0; (ii) $1,500,000 - $2,500,000 - $250,000;
$2,500,001 and above - $300,000. Upon the closing of the Acquisition, PCI received 5,009,590 shares of Common Stock. Each of Messrs. Frome and Wainstein received a portion of his shares of Common Stock in connection with the consummation of NUWEB's plan of reorganization in Federal Bankruptcy Court In October 1999, and received the balance of his shares in exchange for services rendered and the payment of $.015 per share (representing the Common Stock's par value).

         Mr. Frome is President and a shareholder, and Mr. Wainstein is the Executive Vice President and a shareholder, of Hanover Capital Corporation, a financial advising and consulting firm ("Hanover Capital"). Hanover Capital is party to a 60-month consulting agreement with NUWEB, July 2000. Pursuant to the terms of the consulting agreement, NUWEB paid Hanover Capital an initial fee of $50,000 and agreed to a monthly fee of $3,750 per month, which increased to $5,000 in September 2000.

         Mr. Frome is a senior partner of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, which was counsel to NUWEB from October 1999 to August 2000.

         Other than as set forth in "The Proposals--Proposal No. 4 - Proposal to Elect Directors," in "Ownership of Common Stock" and in "Interests of Certain Persons," to the knowledge of each of the Participants, none of PCI or Messrs. Wainstein or Frome, or any of their associates or other representatives, or any other person who may be deemed to be a participant in this solicitation of consents, (i) is the beneficial or record owner of any securities of NUWEB or any parent or subsidiary thereof, (ii) is the record owner of any securities of NUWEB of which it or he, as the case may be, may not be deemed to be the beneficial owner, (iii) has, within the past 2 years, purchased or sold securities of NUWEB, (iv) has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of NUWEB, (v) has any agreement or understanding with respect to any future transaction to which NUWEB will or may be a party, or (vi) has any other interest, direct or indirect, in NUWEB, by security holding or otherwise.

             SECTION 16(a) BENEFICIAL OWBERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PCI, as an owner of more than 10 percent of a registered class of NUWEB securities, and Mr. Marcus, as a director of NUWEB, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Each of PCI and Mr. Marcus is required by regulations promulgated by the Commission to furnish NUWEB with copies of all Section 16(a) forms it or he, as the case may be, files. As of the date of this Consent Statement, each of PCI and Mr. Marcus has complied with all Section 16(a) filing requirements applicable to it or him, as the case may be, with respect to transactions in NUWEB stock. Each of Mr. Marcus and PCI failed to file a Form 3 on a timely basis. The other Nominees are not officers, directors or owners of more than 10 percent of a registered class of NUWEB securities and are therefore not required to make any filings in accordance with Section 16(a).

                     SECURITY OWNERSHIP OF THE PARTICIPANTS,
                       CERTAIN BENEFICIALOWNERS, DIRECTORS
                             AND MANAGEMENT OF NUWEB

         The following table indicates the beneficial ownership of the Common Stock as of November __, 2000, based on information received by the Participants in connection with the Acquisition, by each director of NUWEB, by NUWEB's Chief Executive Officer, the Participants, by each person known by the Participants to be the beneficial owner of more than 5% of the Common Stock, and by all directors and executive officers of NUWEB as a group.



      Name and Address of Beneficial Owner                                      Common Stock Beneficially Owned(1)
      ------------------------------------                                      ----------------------------------
                                                                                 Shares                     Percent
                                                                                 ------                     -------
Andrew P. Chandler (2)                                                         9,130,410                      36.9
Performance Capital Investments L.L.C. (3)(4)                                  7,243,840                      29.3
Michael Wainstein(4)(5)                                                        7,243,840                      29.3
Robert L. Frome (4)(6)                                                         7,243,840                      29.3
Bernard M. Marcus (7)                                                          5,009,590                      20.2
All directors and executive officers as a group (8)                           14,140,000                      57.1



(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.
(2) Mr. Chandler is President and a director of NUWEB. Mr. Chandler's address is 1985 N.W. 18th Street, Pompano Beach, Florida 33069.
(3) Includes (i) 1,144,000 shares of Common Stock beneficially owned by Mr. Wainstein; and (ii) 1,090,250 shares of Common Stock beneficially owned by Mr. Frome. PCI's address is 6044 Rossmoor Lakes Court, Boynton Beach, Florida 33069.
(4) Robert L. Frome, Michael Wainstein and PCI have filed a joint Schedule 13D reporting their participation in this consent solicitation. Messrs. Frome, Wainstein and PCI each disclaims the beneficial ownership of the Common Stock beneficially owned by the other persons.
(5) Includes (i) 5,009,590 shares of Common Stock beneficially owned by PCI; and (ii) 1,090,250 shares of Common Stock beneficially owned by Mr. Frome. Mr. Wainstein's address is 505 Park Avenue, New York, New York 10022.
(6) Includes (i) 70,000 shares of Common Stock owned by The Jennifer Frome Trust, for which Mr. Frome is the Trustee; (ii) 5,009,590 shares of Common Stock beneficially owned by PCI; and (iii) 1,144,000 shares of Common Stock beneficially owned by Mr. Wainstein. Does not include 137,500 shares of Common Stock owned by Mr. Frome's wife, LouAnn Frome. Mr. Frome disclaims beneficial ownership of the Common Stock owned by the Trust and his wife. Mr. Frome's address is 505 Park Avenue, New York, New York 10022.

(7) Mr. Marcus is the Managing Member of PCI and Chairman of the Board and a director of NUWEB. Mr. Marcus disclaims beneficial ownership of the shares of Common Stock owned by PCI. Mr. Marcus' address is 6044 Rossmoor Lakes Court, Boynton Beach, Florida 33437.
(8) Includes the shares of Common Stock beneficially owned by Mr. Chandler and by Mr. Marcus.

                    CERTAIN OTHER INFORMATION REGARDING NUWEB

GENERAL

         The information concerning NUWEB contained herein has been taken from, or based upon, the general knowledge of the Participants regarding NUWEB. The Participants do not take any responsibility for the inaccuracy or incompleteness of such information as the result of any failure by NUWEB to disclose events that may have occurred and that may affect the significance or accuracy of any such information.

STOCKHOLDER PROPOSALS

         The Participants have no knowledge of when NUWEB last held an annual meeting of stockholders and NUWEB has not held an annual meeting to date in 2000. The deadline for submission of proposals for NUWEB's next annual meeting will be a reasonable time before NUWEB begins to print and mail its proxy materials.

                   CERTAIN INFORMATION ABOUT THE PARTICIPANTS

         PCI was formed in February 1998 to invest in companies involved in the adult entertainment business on the internet. In May 2000, NUWEB acquired substantially all of PCI's assets for 5,009,590 shares of Common Stock. Mr. Wainstein is the Executive Vice President of Hanover Capital Corporation, a financial advising and consulting firm located at 505 Park Avenue, New York, New York 10022 ("Hanover Capital"). Mr. Frome is a senior partner of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, located at 505 Park Avenue, New York, New York and President of Hanover Capital. See "Interests of Certain Persons."

                             ADDITIONAL INFORMATION

         Your consent is important. No matter how many or how few shares of Common Stock you own, please submit your consent to the Proposals contained in this Consent Statement. The Participants' delivery of consents to NUWEB is conditioned on the receipt of approval of all of the Proposals by ______, January __, 2001. Consequently, if all of the Proposals are not approved, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal. Only your latest dated consent counts.

         If you have any questions or require any assistance in executing or delivering your consent, please call Bernard M. Marcus at (561) 733-2823, or Michael Wainstein at (212) 755-1222.

                                  Consent Card

             This Consent is being solicited by Performance Capital
                              Investments L.L.C.,

                      Michael Wainstein and Robert L. Frome

               Consent of Stockholders to Action Without a Meeting

         The undersigned, a stockholder of record of NUWEB Solutions, Inc., a Delaware corporation (the "Company"), hereby consents pursuant to Section 228 of the Delaware General Corporation Law, with respect to the number of shares of Common Stock, par value $0.015 per share, of NUWEB held by the undersigned, to each of the following actions, which will occur in the order set forth in this Consent Card, without prior notice and without a vote, as more fully described in the Consent Statement, receipt of which is hereby acknowledged.

1. Proposal to Amend Bylaws: Eliminate ARTICLE II, Section 3, of the Bylaws thereby permitting the stockholders, as well as the Board of Directors of NUWEB, to fill vacancies on the Board. Such Proposal reads as follows:

                  "RESOLVED, that Article II, Section 3, of the Company's Bylaws be and hereby is deleted in its entirety."

               CONSENT              CONSENT WITHHELD               ABSTAIN

                 [ ]                       [ ]                       [ ]

         If no box is marked with respect to the Proposal to Amend the Bylaws, this Consent will be voted in favor of the amendment of the Bylaws as set forth above.

2. Proposal to Remove Directors: Remove all the current members of the Board of Directors of NUWEB. Such Proposal reads as follows:

                  "RESOLVED, that each and every member of the Company's Board of Directors is hereby removed from office effective immediately and without cause."

               CONSENT              CONSENT WITHHELD               ABSTAIN

                 [ ]                       [ ]                       [ ]

         If no box is marked with respect to the Proposal to Remove Directors, this Consent will be voted in favor of the removal of the directors of NUWEB as set forth above.

3. Proposal to Fix the Board of Directors at Three Members. Fix the number of directors of NUWEB at three. Such Proposal reads as follows:

                  "RESOLVED, that the number of directors constituting the Company's Board of Directors shall be three."

               CONSENT              CONSENT WITHHELD               ABSTAIN

                 [ ]                       [ ]                       [ ]

         If no box is marked with respect to the Proposal to Fix the Board of Directors at Three Members, this Consent will be voted in favor of fixing the number of directors at three as set forth above.

4. Proposal to Elect Directors: Elect the Nominees to fill the newly vacant seats on the Board of Directors of NUWEB. Such Proposal reads as follows:

                  "RESOLVED, that the following persons are hereby elected as directors of the Company to serve until their successors are duly elected and qualified:

                               Bernard M. Marcus
                             Michael A. Ciccoricco
                             Anthony T. Ottaviano"


               CONSENT              CONSENT WITHHELD               ABSTAIN

                 [ ]                       [ ]                       [ ]

         To withhold consent to a proposed Nominee, specify the Nominee in the following space:

         If no box is marked above with respect to the Proposal to Elect Directors, this Consent will be voted in favor of the election of all three Nominees.

         If you have any questions or need assistance, please contact either Bernard M. Marcus at (561) 733-2823 or Michael Wainstein at (212) 755-1222.

                               PLEASE ACT PROMPTLY

          IMPORTANT: THIS CONSENT MUST BE SIGNED AND DATED TO BE VALID


         Dated:                                               , 2000
                                    --------------------------

         Signature:
                                    -----------------------------------

         Signature
           (if held jointly):
                                    -----------------------------------

         Title or authority

           (if applicable):
                                    -----------------------------------

         Consents can only be given by the stockholder of record on the Record Date. Please sign exactly as name appears on your stock certificate(s) on the Record Date or on the label affixed hereto. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. The consent card votes all shares in all capacities.

                     PLEASE MARK, SIGN AND DATE THIS CONSENT

               BEFORE MAILING THE CONSENT IN THE ENCLOSED ENVELOPE



                                      -3-